EXHIBIT 1.2

ELECTRIC AQUAGENICS UNLIMITED, INC.

(a Delaware corporation)

AGREEMENT AMONG UNDERWRITERS

200,000 Minimum/1,000,000 Maximum

Shares of Common Stock, Par Value [$0.001]

$400,000 Minimum/$2,000,000 Maximum

Date: _____________, 2002

Nexcore Capital, Inc.

5850 Oberlin Drive, Ste 215

San Diego, CA 92121

As Representative

Gentlemen:

We wish to confirm as follows the agreement among you, the undersigned and the other members of the Underwriting Group named in Schedule I to the Underwriting Agreement, as it is to be executed (all such parties being herein called the "Underwriters"), with respect to the best efforts offering purchase by the Underwriters of shares of Common Stock ("Securities") of Electric Aquagenics Unlimited, Inc. ("Company") set forth in Schedule I to the Underwriting Agreement. It is understood that the Underwriting Agreement will not be changed without our consent, except as provided herein, and in the Underwriting Agreement.

1. Authority and Compensation of Representative. We hereby authorize you, as our Representative and on our behalf, (a) to enter into an agreement with the Company substantially in the form attached hereto as Exhibit A ("Underwriting Agreement"), but with such changes therein as in your judgment are not materially adverse to the Underwriters, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, and (c) to take all such action as you, in your discretion, may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and this Agreement and the sale and distribution of the Securities.

2. Public Offering. A public offering of the Securities is to be made, as herein provided, as soon after the Registration Statement relating thereto shall become effective as in your judgment is advisable. The Securities shall be offered to the public at the public offering price of $2.00 per share, the "Offering Price." We agree to advise you by telegraph or telephone as the Securities are sold to investors and we agree to instruct the investor to make checks payable to Electric Aquagenics Unlimited, Inc. and ensure that such checks are immediately delivered to the Company. We also acknowledge that we will not be entitled to any commissions, expenses or warrants until such time that the Underwriters have collectively sold a minimum of 200,000 shares of the Company's Securities. We further acknowledge that is a minimum of 200,000 shares of the Company's Securities is not sold by March 10, 2003, that the offering will be terminated.

We hereby agree to deliver all preliminary and final Prospectuses as required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934 and Section 5(b) of the Securities Act of 1933. You have heretofore delivered to us such preliminary Prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such final Prospectuses as will be requested by us.

3. Liability for Future Claim. Neither any statement by you, as Representative of the Underwriters, shall constitute any representation by you as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. We shall be and remain liable for, and will pay on demand all expenses and liabilities which may be incurred by our agents or us.

4. Blue Sky. Prior to the initial offering by the Underwriters you will advise us as to the states under the respective securities or Blue Sky laws of which it is believed that the Securities have been qualified or are exempt for sale, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or Dealer to sell the Securities in any jurisdiction. We will not sell any Securities in any other state or jurisdiction and we will not sell Securities in any state or jurisdiction unless we are qualified or licensed to sell securities in such state or jurisdiction.

5. Termination of Agreement. Unless earlier terminated by you, this Agreement shall terminate ninety (90) full business days after the effective date of the Registration Statement herein referred to, but may be extended by you for an additional period or periods not exceeding ninety (90) full business days in the aggregate. You may, however, terminate this Agreement, or any provisions hereof, at any time by written or telegraphic notice to us.

6. General Position of the Representative. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority as Representative of the several Underwriters shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Securities. You shall be under no liability for or in respect of the value of the Securities or the validity or the form thereof, the Registration Statement, the Prospectus, the Underwriting Agreement, or other instruments executed by the Company or others of any agreement on its or their part; nor shall you, as such Representative or otherwise, be liable under any of the provisions hereof, or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act of 1933; and no obligation not expressly assumed by you as such Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the representative of each of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided herein. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective underwriting obligations and are not joint.

7. Acknowledgment of Registration Statement, etc. We hereby confirm that we have examined the Registration Statement (including all amendments thereto) relating to the Securities as heretofore filed with the Securities and Exchange Commission, that we are familiar with the amendment(s) to the Registration Statement and the final form of Prospectus proposed to be filed, that we are willing to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We further confirm that the statements made in the proposed final form of Prospectus are correct and we authorize you so to advise the Company on our behalf. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

8. Indemnification. Each Underwriter, including you, agrees to indemnify and hold harmless each other Underwriter and each person who controls any other Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, to the extent of their several commitments under the Underwriting Agreement and upon the terms that such Underwriter agrees to indemnify and hold harmless the Company as set forth in the Underwriting Agreement. The Agreement contained in this Section shall survive any termination of this Agreement Among Underwriters.

9. Miscellaneous. We have transmitted herewith a completed Underwriters' Questionnaire on the form thereof supplied by you. Any notice hereunder from you to us or from us to you shall be deemed to have been duly give if sent by registered mail, facsimile, or other written form of telecommunication to us at our address as set forth in the Underwriting Agreement, or to you at the address set forth on the first page of this Agreement.

You hereby confirm that you are registered as a broker-dealer with the United States Securities and Exchange Commission and that you are a member of the NASD and we confirm that we are either a member of the NASD or a foreign broker-dealer not eligible for membership under Section I of the Bylaws of the NASD, who agrees to make no sales within the United States, its territories or possessions, or to persons who are nationals thereof or residents therein, and, in making sales, to comply with the requirements of the Rules and Regulations of the NASD.

We will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned and the Rules and Regulations of the NASD.

This instrument may be signed by the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective as between us at such time as you shall have confirmed same by returning an executed copy to us, and. thereafter, as to us and the other Underwriters, upon execution by them of counterparts, which are confirmed by you. In no event, however, shall we have any liability under this Agreement if the Underwriting Agreement is not executed.

Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,

As for the Underwriter, _________________, named in Schedule I

Confirmed as of the date first above written.

Nexcore Capital, Inc. as Representative

By:____________________

Jay Potter

President